                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

Name                                State of Incorporation             Other Names Used in Business
- -----                               ----------------------             ----------------------------
Cleanwater Contracting, Inc.        California                         None.